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                                                                    EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE

                          FIRST NATIONAL BANK OF OMAHA

                     FIRST BANKCARD MASTER CREDIT CARD TRUST

      The undersigned, duly authorized representatives of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002 (as amended and supplemented, the "Pooling and Servicing Agreement"), by and between FNBO, First National Funding LLC ("FNF"), as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify that:

      1. FNBO is Servicer under the Pooling and Servicing Agreement. Capitalized terms used but not otherwise defined in this Certificate shall have the respective meanings assigned in or pursuant to the Pooling and Servicing Agreement.

      2. The undersigned are duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

      3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

      4. A review of the activities of the Servicer during the twelve-month period ending on December 31, 2004, was conducted under the supervision of the undersigned officers.

      5. To the best knowledge of the undersigned, based on such review, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in Paragraph 6 below.

      6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

      A Servicer error in the calculation of the Required Spread Account Amount for the November 15, 2004 Distribution Date resulted in a temporary under-funding of $2,500,000 of the Spread Account for a Series of Notes that were privately placed. On the December 15, 2004 Distribution Date, the affected Spread Account was funded to the required level. The Servicer submitted corrected monthly reports for the November Distribution Date. The Trustee, the Funding Agent and the Noteholder for the affected Notes waived all defaults, Pay Out Events, Servicer Defaults and Events of Default resulting from the under-funding on December 21, 2004.

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      7. (a) During such period, for each outstanding Series, the Servicer prepared the monthly reports required by Section 3.04(b) of the Pooling and Servicing Agreement and each other monthly report required by the applicable Supplement or other document (as described on Exhibit A to this Certificate) in accordance with Section 3.04(b) and the applicable provisions of each such Supplement or other document;

         (b) The amounts included in such reports agree with the computer records of the Servicer; and

         (c) The calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in the Pooling and Servicing Agreement and the other applicable Transaction Documents, except as set forth in Paragraph 6 above.

      8. The monthly reports required for each Series are as set forth on Exhibit A attached to this Certificate.

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      IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of March 30, 2005.

                                      FIRST NATIONAL BANK OF OMAHA, as Servicer

                                      By /s/ Matthew W. Lawver
                                         -----------------------------------
                                      Name  Matthew W. Lawver
                                      Title Senior Vice President

                                      By /s/ Timothy D. Hart
                                         -----------------------------------
                                      Name  Timothy D. Hart
                                      Title Chief Financial Officer and
                                            Senior Vice President

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